UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

Molecular Pharmacology (USA) Limited
(Exact name of Registrant as specified in charter)

Nevada	000-50156	71-0900799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8721 Santa Monica Boulevard, Los Angeles, California		90069-4507
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		888-327-4122

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 8.01 - Other Events

Mr. Byron Cox, a stockholder of Molecular Pharmacology (USA) Limited ("Molecular") has returned to treasury for cancellation 20,000,000 shares of common stock of Molecular. These shares represented 5,000,000 pre-split (20,000,000 post-split) shares of common stock of Molecular or approximately 15% of the existing issued and outstanding share capital of Molecular. The return to treasury of these shares does not result in a change of control of Molecular. Pharmanet Group Limited remains the controlling stockholder of Molecular now holding 78.89% of the issued and outstanding share of Molecular. Prior to cancellation of these shares Pharmanet Group Limited held 66.89% of the issued and outstanding share capital of Molecular.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REGISTRANT

By:

/s/ Jeff Edwards
_________________________________
Jeff Edwards, President, Chief Executive Officer
and Director

Dated: July 21, 2006